Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2010*	As of September 30, 2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,630	$10,630
Marketable securities	21,345	31,930
Accounts receivable, net of allowance	4,252	4,583
Receivable under reverse repurchase agreements	750	1,145
Deferred income taxes, net	259	215
Income taxes receivable, net	—	133
Prepaid revenue share, expenses and other assets	1,326	1,406

Total current assets	41,562	50,042
Prepaid revenue share, expenses and other assets, non-current	442	488
Deferred income taxes, net, non-current	265	—
Non-marketable equity securities	523	891
Property and equipment, net	7,759	9,204
Intangible assets, net	1,044	1,474
Goodwill	6,256	6,989

Total assets	$57,851	$69,088

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$483	$563
Short-term debt	3,465	1,218
Accrued compensation and benefits	1,410	1,446
Accrued expenses and other current liabilities	961	1,155
Accrued revenue share	885	962
Securities lending payable	2,361	3,055
Deferred revenue	394	489
Income taxes payable, net	37	—

Total current liabilities	9,996	8,888

Long-term debt	—	2,986
Deferred revenue, non-current	35	31
Income taxes payable, non-current	1,200	1,594
Deferred income taxes, net, non-current	—	263
Other long-term liabilities	379	496

Stockholders' equity:
Common stock and additional paid-in capital	18,235	19,697
Accumulated other comprehensive income	138	232
Retained earnings	27,868	34,901

Total stockholders' equity	46,241	54,830

Total liabilities and stockholders' equity	$57,851	$69,088

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(unaudited)

Revenues	$7,286	$9,720	$20,881	$27,322

Costs and expenses:

Cost of revenues (including stock-based compensation expense of $8, $72, $22, $172)	2,552	3,378	7,471	9,485
Research and development (including stock-based compensation expense of $244, $311, $637, $795)	994	1,404	2,711	3,861

Sales and marketing (including stock-based compensation expense of $75, $104, $185, $256)	661	1,204	1,897	3,322
General and administrative (including stock-based compensation expense of $53, $84, $136, $214)	532	676	1,403	1,919
Charge related to the resolution of Department of Justice investigation	—	—	—	500

Total costs and expenses	4,739	6,662	13,482	19,087

Income from operations	2,547	3,058	7,399	8,235
Interest and other income, net	167	302	255	602

Income before income taxes	2,714	3,360	7,654	8,837
Provision for income taxes	547	631	1,692	1,804

Net income	$2,167	$2,729	$5,962	$7,033

Net income per share - basic	$6.80	$8.44	$18.73	$21.82

Net income per share - diluted	$6.72	$8.33	$18.49	$21.53

Shares used in per share calculation - basic	318,617	323,155	318,287	322,304

Shares used in per share calculation - diluted	322,377	327,439	322,490	326,619

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(unaudited)
Operating activities
Net income	$2,167	$2,729	$5,962	$7,033
Adjustments:
Depreciation and amortization of property and equipment	257	363	787	1,011
Amortization of intangible and other assets	85	129	228	337
Stock-based compensation expense	380	571	980	1,437
Excess tax benefits from stock-based award activities	(12)	(28)	(43)	(61)
Deferred income taxes	27	62	23	526
Other	(9)	(52)	(7)	3
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(259)	(223)	(456)	(247)
Income taxes, net	(131)	366	(295)	268
Prepaid revenue share, expenses and other assets	(164)	2	(355)	(146)
Accounts payable	115	(5)	314	72
Accrued expenses and other liabilities	391	(42)	316	255
Accrued revenue share	35	64	69	70
Deferred revenue	4	14	32	83

Net cash provided by operating activities	2,886	3,950	7,555	10,641

Investing activities
Purchases of property and equipment	(757)	(680)	(1,473)	(2,487)
Purchases of marketable securities	(12,168)	(22,738)	(37,589)	(43,693)
Maturities and sales of marketable securities	9,739	19,480	30,369	33,107
Investments in non-marketable equity securities	(35)	(15)	(265)	(358)
Cash collateral received (returned) related to securities lending	(9)	1,119	2,861	695
Investments in reverse repurchase agreements	(875)	(125)	(875)	(395)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(441)	(488)	(859)	(1,351)

Net cash used in investing activities	(4,546)	(3,447)	(7,831)	(14,482)

Financing activities
Net payments related to stock-based award activities	(66)	(108)	(65)	(20)
Excess tax benefits from stock-based award activities	12	28	43	61
Repurchase of common stock in connection with acquisitions	—	—	(801)	—
Proceeds from issuance of debt, net of costs	2,121	750	2,121	8,780
Repayments of debt	—	(750)	—	(8,054)

Net cash provided by (used in) financing activities	2,067	(80)	1,298	767

Effect of exchange rate changes on cash and cash equivalents	137	(113)	37	74

Net increase (decrease) in cash and cash equivalents	544	310	1,059	(3,000)
Cash and cash equivalents at beginning of period	10,713	10,320	10,198	13,630

Cash and cash equivalents at end of period	$11,257	$10,630	$11,257	$10,630

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Advertising revenues:
Google websites	$4,833	$6,740	$13,772	$18,851
Google Network Members’ websites	2,199	2,595	6,297	7,506

Total advertising revenues	7,032	9,335	20,069	26,357
Other revenues	254	385	812	965

Revenues	$7,286	$9,720	$20,881	$27,322

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Advertising revenues:
Google websites	67%	69%	66%	69%
Google Network Members’ websites	30%	27%	30%	27%

Total advertising revenues	97%	96%	96%	96%
Other revenues	3%	4%	4%	4%

Revenues	100%	100%	100%	100%